Exhibit 99.1

METALS ACQUISITION CORP

PRO FORMA BALANCE SHEET

AUGUST 2, 2021

	August 2, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Current assets:
Cash	$2,226,770	$-		$2,226,770
Prepaid expenses	349,579	-		349,579
Due from related party	12,575	-		12,575
Total current assets	2,588,924	-		2,588,924
Long-term prepaid expenses	323,219	-		323,219
Cash held in trust account	250,000,000	15,147,800	(a)	265,147,800
		(302,956)	(c)
		302,956	(h)
Total Assets	$252,912,143	$15,147,800		$268,059,943

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	$650,000	$-		$650,000
Total current liabilities	650,000	-		650,000
Warrant liability	22,316,665	802,834	(e)	23,462,850
		343,351
Deferred Underwriters' Discount	8,750,000	530,173	(d)	9,280,173
Total Liabilities	31,716,665	1,676,358		33,393,023

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 21,619,547 and 22,966,691 shares at redemption value, respectively	216,195,470	13,471,440	(b)	229,666,910

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,380,453 and 3,548,089 shares issued and outstanding (excluding 21,619,547 and 22,966,691 shares subject to possible redemption, respectively)	338	151	(a)	354
		(135)	(b)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding	719	-		719
Additional paid-in capital	6,907,430	15,147,649	(a)	6,991,079
		(13,471,305)	(b)
		(302,956)	(c)
		(530,173)	(d)
		(802,834)	(e)
		(302,956)	(f)
		43,268	(g)
		302,956	(h)
Retained earnings	(1,908,479)	(40,395)	(f)	(1,992,142)
		(43,268)	(g)
Total Shareholders’ Equity	5,000,008	2		5,000,010

Total Liabilities and Shareholders’ Equity	$252,912,143	$15,147,800		$268,059,943

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Metals Acquisition Corp (the “Company”) as of August 2, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on September 3, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”) on August 2, 2021. Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to an aggregate of 3,750,000 additional Units to cover over-allotments, if any. On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,514,780 Units (the “Over-Allotment Units”). generating an aggregate gross proceeds of $15,147,800 and incurred $302,956 in cash underwriting fees.

Simultaneously with the issuance and sale of the Option Units, the Company consummated the private placement with the Sponsor for an aggregate of 201,971 warrants to purchase Class A Ordinary Shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the “Additional Private Placement Warrants”), generating total proceeds of $302,956 (the “Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Proceeds”). The Additional Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the Units being sold in the IPO.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $265,147,800 was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 937,500 Class B ordinary shares, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriter. On September 3, 2021, the Underwriter partially exercised the over-allotment option to purchase the Over-Allotment Units thus 558,805 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the partial exercise of the Underwriter’s over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$15,147,800
	Class A ordinary shares		$151
	Additional paid-in capital		$15,147,649
	To record sale of 1,514,780 Overallotment Units at $10.00 per Unit

(b)	Class A ordinary shares	$135
	Additional paid-in capital	$13,471,305
	Class A ordinary shares subject to possible redemption		$13,471,440
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares

(c)	Additional paid-in capital	$302,956
	Cash held in trust account		$302,956
	To record payment of cash underwriting fee

(d)	Additional paid-in capital	$530,173
	Deferred underwriters’ discount		$530,173
	To record additional Deferred underwriters’ fee arising from the sale of Over-allotment Units

€	Additional paid-in capital	$802,834
	Warrant liability		$802,834
	To record the fair value of the Public Warrant liability

(f)	Additional paid-in capital	$302,956
	Retained earnings	40,395
	Warrant liability		$343,351
	To record the fair value of the Private Warrant liability and associate loss related to selling the Private Warrants below market value

(g)	Transaction costs	$43,268
	Additional paid-in capital		$43,268
	To record additional in deferred offering costs arising from the sale of the Ovar-allotment Units

(h)	Cash held in Trust account	$302,956
	Additional paid-in capital		$302,956
	To recode sale of 201,913 Private Placement Warrants